UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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IEC Electronics Corp.
(Name of Registrant as Specified in Its Charter)

W. Barry Gilbert
Florence D. Hudson
John Carlton Johnson
Edward W. Kay, Jr.
Eben S. Moulton
James C. Rowe
Jerold L. Zimmerman
Brett E. Mancini
Michael T. Williams
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On January 7, 2015, IEC Electronics Corp. (“IEC” or the “Company”) issued a press release including the text of a letter to stockholders from W. Barry Gilbert, CEO and Chairman of the Company’s Board of Directors. A complete copy of the press release, which includes the letter, follows.

COPY OF PRESS RELEASE

105 Norton Street · Newark, NY 14513 · Ph: (315) 331-7742 · Fax: (315) 331-3547 · www.iec-electronics.com

IEC Electronics Issues Letter to Stockholders
Newark, NY - January 7, 2015 - IEC Electronics Corp. (NYSE MKT: IEC) today filed a letter from Chief Executive Officer and Chairman of the Board, W. Barry Gilbert to stockholders with the Securities and Exchange Commission. The text of the letter, which has also been mailed to stockholders, is included below:

Text of Letter to Stockholders

January 6, 2015
Dear Fellow Stockholder:
By now you have no doubt received requests for your proxy from both IEC and Vintage Capital Management (“Vintage”) relating to the upcoming IEC Annual Meeting. You likely have read statements by Vintage in the press and in filings with the Securities and Exchange Commission criticizing IEC’s current management and Board of Directors. Vintage has nominated its own slate of directors for election at our next Annual Meeting on January 28, 2015, and is sending information and may have contacted you asking you to support its choices. As Board Chair, and on behalf of the full Board, I strongly recommend you reject the Vintage slate of nominees because:

•	Vintage’s slate is fundamentally flawed and suffers serious conflicts of interest

•	IEC has added 3 new directors since 2012, each with experience directly relevant to the challenges faced by the Company

•	IEC’s management and directors are rebuilding our business while remaining open to alternatives that enhance stockholder value

•	Vintage offers shrill criticism but no real plan

IF YOU HAVE ALREADY RETURNED A GOLD VINTAGE CARD YOU MUST RETURN THE ENCLOSED WHITE IEC PROXY CARD TO HAVE YOUR VOTE COUNT FOR MANAGEMENT’S SLATE.
Vintage has discussed our weak performance while ignoring its own track record in this industry. They own approximately 40% of API Technologies (“API,” ticker ATNY), a contract manufacturing company that makes various electronic components. On January 20, 2011, the day before Vintage acquired control of API, API’s stock closed at $6.05 per share. It closed yesterday at $2.01 per share, a decrease of more than 66%. According to the financial statements in API’s quarterly report filed with the SEC on October 3, 2014, API has annualized sales of about $225 million. Beyond the losses it has incurred, the notes to the financial statements indicate that it has term debt of about $123 million, bearing interest in the first year at either 6.5% above a base rate or 7.5% above LIBOR, and increasing thereafter to 7.5% above the base rate or 10.75% above LIBOR. You can evaluate the credit worthiness of API in the current interest rate environment (See SEC Form 10-Q as filed with the SEC on October 3, 2014 here). Given API’s poor performance under Vintage’s guidance, it is not clear how Vintage can help IEC.

The Nominating and Governance Committee of your Board of Directors offered to meet with the Vintage nominees so our independent directors could better understand their qualifications to serve as directors. Vintage refused to make its nominees available to meet with the Committee. Based on the information available to us, the Nominating and Governance Committee and the other members of your Board of Directors believe strongly that the Vintage slate would be poor stewards of your company for important reasons.
Three of Vintage’s nominees appear to have serious conflicts of interest that could prevent them from acting in your best interests. These three nominees are all affiliated with Vintage, which owns a substantial investment in a competitor of IEC. Brian Kahn, the founder and Managing Partner of Vintage is also the Chairman of the Board of Directors of API Technologies, the Company mentioned above, and was its CEO for a year and a half. Mr. Kahn is not among the nominees put forward by Vintage, perhaps in tacit recognition of the conflict of interest between IEC and API. Nevertheless, Mr. Kahn’s absence from the slate of nominees does not mitigate the potential conflict that all Vintage nominees face with respect to Vintage’s investment in API.
I am skeptical that Vintage will be able to separate its interests in these two investments and prevent a flow of competitively sensitive information from IEC to individuals who either hold senior positions at API or otherwise are involved in advising API to the detriment of IEC.
Vintage’s slate also includes Jeff Schlarbaum. Vintage has been quoted in the press as saying "Jeff is the change IEC needs". We could not disagree more. Jeff was an IEC employee for 8 years, ultimately rising to the level of President. After his promotion to the position of President, it became clear to the Board that Jeff did not have the skills or the ability to contribute to IEC’s future success, and the Board terminated his employment. Under Jeff’s watch, satisfactory new customer relationships were not being established and backlog fell precipitously; since Jeff’s departure numerous new customers have been added and backlog has rebounded. Vintage’s statement about Jeff’s departure being due to a dispute over succession is flat out false.
Since 2012, three new directors have been added to the IEC Board, joining our longstanding Directors who have a wealth of experience, knowledge and insights that benefit the Company. The new board members bring with them a wide diversity of critical skills. Edward Kay, a CPA and recently retired PricewaterhouseCoopers partner, adds a wealth of experience in public company accounting and financial matters. A second addition to the board, Florence Hudson, is a leader in the development of business and technical growth strategies as Director in Corporate Strategy at IBM, and as an aerospace engineer, she marries a technical and information technology background with expertise in strategic growth. Our third recent addition is John Johnson. John brings to the Company deep experience in the defense industry from both his time as a senior executive at Northrup Grumman Corporation and his many years in the U.S. Air Force.
Vintage also has stated that our implementation of the Tax Benefit Preservation Plan last summer indicates that the IEC Board of Directors is entrenched. This statement is false. The plan does not preclude takeovers. IEC adopted the Plan to preserve the benefits of tax loss carry forwards, just as dozens of other companies with tax losses have done in recent years. How this constitutes entrenchment eludes me.
Finally, Vintage has accused the Board of “potentially” not acting on offers to acquire the Company at a price that would have offered a significant premium and certain value, and stated I advised Mr. Kahn that IEC had received acquisition proposals at a premium. Vintage’s statement is false. Like most public companies, IEC has a strict policy of not commenting on merger and acquisition transactions being considered by the Company. More to the point, as one of the company’s largest stockholders, I have a keen interest in encouraging credible offers -- offers that would increase shareholder value and value our customers’ and employees as we do. IEC’s Board of Directors has always been, and remains, willing to consider legitimate proposals to enter into strategic transactions.
Recently, IEC’s profitability has been unacceptable. We have had two difficult years. However, during the last two years we have worked to rebalance and rebuild our business. We have made important management changes, adding some key talent with new ideas, and have the business moving forward again. Our backlog has substantially increased and our debt has fallen.
I encourage you to review our detailed proxy statement. We are happy to try to answer any questions you may have, and also will be contacting many of you directly to discuss your views.
Your company is at an important juncture. Your choices could not be clearer. Thank you for taking the time to read this note, and please sign and return the enclosed White proxy card today if you have not already done so.

W. Barry Gilbert
CEO and Chairman of the Board
____________________________
Important Additional Information and Where to Find It
IEC, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2015 Annual Meeting of Stockholders, and this press release may be deemed to be solicitation material in respect of such solicitation. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2015 Annual Meeting of Stockholders, filed with the SEC on December 16, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at www.iec‑electronics.com.

About IEC Electronics
IEC Electronics Corporation is a premier provider of electronic manufacturing services ("EMS") to advanced technology companies primarily in the military and aerospace, medical, industrial and communications sectors. The Company specializes in the custom manufacture of high reliability, complex circuit boards, system level assemblies, a wide array of custom cable and wire harness assemblies, precision metal products, and advanced research and testing services. As a full service EMS provider, IEC is a world-class ISO 9001:2008, AS9100 and ISO13485 certified company. The AS9100 certification enables IEC to serve the military and commercial aerospace markets. The ISO13485 certification supports the quality requirements of medical device markets. The Company is also AC7120 Nadcap accredited for electronics manufacturing to support the most stringent quality requirements of the aerospace industry, as well as ITAR registered and NSA approved under the COMSEC standard. Dynamic Research and Testing Laboratories (DRTL), the Company's newest business unit, is an ISO 17025 accredited laboratory specializing in the testing and detection of counterfeit electronic parts, as well as component risk mitigation and advanced failure analysis. IEC Electronics is headquartered in Newark, NY (outside of Rochester) and also has operations in Rochester, NY, Albuquerque, NM and Bell Gardens, CA. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Safe Harbor
This release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements (such as when the Company describes what it "believes", "expects", or "anticipates" will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect the Company's current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause the Company's actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company's forward-looking statements: business conditions and growth or contraction in the Company's customers' industries, the electronic manufacturing services industry and the general economy; variability of the Company's operating results; the Company's ability to control its material, labor and other costs; the Company's dependence on a limited number of major customers; the potential consolidation of the Company's customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for the Company's customers; the types and mix of sales to the Company's customers; the Company's ability to assimilate acquired businesses and to achieve the anticipated benefits of such acquisitions; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting the Company's customers, the Company's industry and business generally; failure or breach of the Company's information technology systems; natural disasters; and other factors that the Company may not have currently identified or quantified. Additional risks and uncertainties resulting from the restatement of the Company's financial statements included in the Company's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission ("SEC") on July 3, 2013 and in the Company's Form 10-Q/A filed on the same date are described in detail in the Company's Form 10-K for the fiscal year ended September 30, 2014 filed with the SEC on November 25, 2014 (the "2014 Form 10-K"). Any one or more of such risks and uncertainties could have a material adverse effect on the Company or the value of its common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see Part I including "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the 2014 Form 10-K and the Company’s subsequently filed SEC reports.

The Company undertakes no obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events, or otherwise. All forward looking statements are expressly qualified by these cautionary statements.

Contact:	W. Barry Gilbert	John Nesbett or Jennifer Belodeau
	CEO	Institutional Marketing Services
	IEC Electronics Corp.	(203)972-9200
	(315)332-4528	jnesbett@institutionalms.com
	wbgilbert@iec-electronics.com	jbelodeau@institutionalms.com
John Grau Investorcom, Inc. (877) 972-0090 info@investor-com.com